EXHIBIT 4.4

                             NOVA BIOGENETICS, INC.

EXERCISE FORM

         (To be completed and signed only upon exercise of the Warrants)

To:      Nova BioGenetics, Inc.
         8601 Dunwoody Place, Suite 338
         Atlanta, Georgia 30350
         Attention: Secretary

         The undersigned hereby exercises his or its rights to purchase ___________Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_____________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to :

                             ___________________________________________
                             ___________________________________________
                             ___________________________________________
                                (Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:_______________        Name:_________________________________________
                                             (Please Print)

                                               Address:
                             ______________________________________________

                             ______________________________________________

                             ______________________________________________

                             ______________________________________________

                         (Signature)_______________________________________